UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2004

BRUNSWICK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045-4811
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (847) 735-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5. Other Events.

     On May 21, 2004, Brunswick Corporation (the “Company”) and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Bank of America Securities LLC entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of $150,000,000 aggregate principal amount of the Company’s 5% Notes due 2011 (the “Notes”) under the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-71344). The sale of the Notes closed on May 26, 2004. The Notes are being issued pursuant to an Indenture dated as of March 15, 1987 (as filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, the “Indenture”), between the Company and BNY Midwest Trust Company, as successor trustee.

     The Underwriting Agreement and the form of the Notes are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

     In connection with the offering and sale of the Notes, the Company is filing as Exhibit 12.1 a computation of ratio of earnings to fixed charges, which is incorporated by reference herein.

Item 7. Exhibits.

(c)	Exhibits:

The following exhibits are furnished with this document:

1.1	Underwriting Agreement dated May 21, 2004 among the Registrant and the Underwriters relating to the Registrant’s 5% Notes due 2011

4.1	Form of Note relating to the Registrant’s 5% Notes due 2011

12.1	Computation of Ratio of Earnings to Fixed Charges

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

By:	/s/ Marschall I. Smith

Marschall I. Smith
Vice President, General Counsel
and Secretary

Date: May 26, 2004

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated May 21, 2004 among the Registrant and the Underwriters, relating to the Registrant’s 5% Notes due 2011

4.1	Form of Note relating to the Registrant’s 5% Notes due 2011

12.1	Computation of Ratio of Earnings to Fixed Charges